Exhibit 99.1

FOR IMMEDIATE RELEASE
March 16, 2021

THE EASTERN COMPANY REPORTS RESULTS FOR THE FOURTH QUARTER FISCAL 2020
a Rebound IN SALES to $60.4 MILLION and BACKLOG TO $85.0 MILLION, AS many markets RETURN TO PRE-PANDEMIC DEMAND

NAUGATUCK, CT – March 16, 2021 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), a manufacturer of unique engineered solutions serving industrial markets, today announced the results of operations for the fourth quarter and fiscal year ended January 2, 2021.

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Eastern’s comprehensive program to maintain the health and safety of employees resulted in no closures and no interruption of operations related to the COVID-19 pandemic at any of its 21 facilities during the fourth quarter of fiscal 2020.

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Net sales were $60.4 million in the fourth quarter of fiscal 2020. The Company experienced a sharp recovery in demand to pre-pandemic levels across most of its end-markets. However, the divestiture of our composite panel businesses, delays in new automotive launches, and lower sales to mining customers caused fourth quarter sales to lag prior year comparable sales.

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Earnings in the fourth quarter and fiscal year of 2020 were $0.23 and $0.86 per diluted share, respectively. Adjusted earnings for the fourth quarter and full-year of 2020 were $0.74 and $1.95 per diluted share, respectively. (See “Non-GAAP Financial Measures” below.)

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Eastern’s backlog of orders increased to $85.0 million as of January 2, 2021, compared to $71.2 million as of December 28, 2019, as demand for many of the Company’s products and services has rebounded.

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Eastern’s cash position remained strong in 2020, highlighted by $20.7 million in cash generation from operations.

President and CEO August Vlak commented, “During the fourth quarter, demand across the vast majority of our product and service offerings accelerated, marking two quarters of strong sequential growth from the severe contraction during the second quarter. Coupled with this recovery in demand, our recent acquisitions and divestitures expedited growth in our adjusted earnings per share and cash flow. The majority of our markets rebounded to prior year sales levels in the fourth quarter, with noticeably strong growth within our Class-8 truck, motorhomes, truck accessories, and consumer packaging markets. In addition, we were awarded new sales opportunities with several manufacturers of electric vehicles. We continue to believe that the rapidly growing electric vehicle market will provide us with material growth opportunities. In the fourth quarter, sales growth in these markets was not sufficient to offset the delay in many new automotive launches, lower sales to mining customers, and the loss of sales from divestitures.”

Mr. Vlak added “Our fourth quarter 2020 net income of $1.4 million or $0.23 per diluted share before adjustments and $4.6 million or $0.74 per diluted share adjusting for one-time items reflect the strong recovery across our businesses. Adjusted earnings of $0.74 per diluted share represents earnings growth of 222% and 38%, respectively, over adjusted earnings per diluted share in the second and third quarters of 2020. This growth in adjusted earnings per share is attributable to rebounding demand in many of our markets, recent acquisitions, as well as the positive impact that our work to streamline the Company and focus on our core businesses has had. In the quarter, we recorded $3.2 million in impairment and structuring costs, net of tax, related to the divestitures of our composite panel business, the consolidation of our Eberhard operations, and the expansion of Velvac’s manufacturing capacity in Mexico.”

Mr. Vlak continued “The strength in our backlog at the end of the year and heading into 2021 indicates sustained growth of our businesses and we are off to a strong start in 2021. The value of our backlog of orders was $85.0 million at the end of fiscal 2020, as compared to $71.2 million at the end of fiscal 2019. The growth in backlog is the result of rebounding demand for truck accessories at Eberhard, the launch of a large new mirror program for Class 8 trucks, and strong demand for products and services in our blow mold tooling business, including the acquisition of Hallink.”

Mr. Vlak also said “Our balance sheet remains strong and we believe that we have ample resources to navigate the improving business environment. As of January 2, 2021, our net leverage ratio was 3.04x, and our fixed charge coverage ratio was 2.10x – both of which are well within with our bank covenants of 4.25x and 1.25x, respectively. We reduced our total debt by $10.1 million in fiscal 2020.”

Mr. Vlak concluded “Finally, I want to thank each and every one of our people. Their resilience throughout 2020 was exemplary -- protecting the health and safety of colleagues, ensuring the continuous operation of our factories, serving our customers and giving back to our communities. Because of our exceptional people, we were able to overcome the challenges of 2020 and are now in a position of strength.”

Fourth quarter 2020 results
Net sales in the fourth quarter of fiscal 2020 were $60.4 million, a decline of 12% from $68.7 million in the fourth quarter of 2019. Sales decreased due to lower demand for automotive returnable packaging, the divestiture of Canadian Commercial Vehicles Corporation in June of 2020 and lower demand for mining products, partly offset by the impact of new program launches and stronger sales of blow mold tooling and related services.

Net income for the fourth quarter of fiscal 2020 was $1.4 million. In the fourth quarter of fiscal 2020, net income was negatively impacted by a non-cash goodwill impairment charge of $0.7 million, net of tax, as the Company announced the closure of Eberhard Hardware in Ontario, Canada. In addition, there were non-recurring restructuring expenses, factory relocation expenses, and transaction expenses in the amount of $0.9 million, net of tax, the majority of which related to severance pay incurred due to the closure of Eberhard Hardware; and a loss on disposition of Sesamee Mexicana and Canadian Commercial Vehicles Corporation of $1.6 million, net of tax.

Full year 2020 results
Net sales for fiscal year 2020 were $240.4 million, a decrease of 5% from $251.7 million in 2019. The decline in sales was primarily due to the decision by many of our industrial and consumer goods customers to close operations as a result of the COVID-19 pandemic and our divestiture of the Canadian Commercial Vehicle Corporation. Sales in 2020 reflect a full year of sales from the Big 3 Precision acquisition, as compared to four months of sales in 2019. The acquisition of Big 3 Precision closed on August 30, 2019.

Net income for fiscal 2020 decreased 59% to $5.4 million, or $0.86 per diluted share, from $13.3 million, or $2.12 per diluted share, in fiscal 2019. In fiscal 2020, net income was negatively impacted by $6.8 million due to non-recurring costs, net of tax, including goodwill impairment charges of $3.7 million net of tax, one-time restructuring, factory relocation, and transaction costs of $1.5 million, net of tax, and a loss on disposition of Sesamee Mexicana and Canadian Commercial Vehicle Corporation of $1.6 million, net of tax. In fiscal 2019, net income was adversely affected by non-recurring restructuring costs of $3.9 million, net of tax, associated with the discontinuation of Road-iQ, a subsidiary of Velvac, and the consolidation of our Composite Panel Technologies facility, as well as an increase in M&A related expenses.

Conference Call and Webcast
The Eastern Company will host a conference call to discuss its results for the fourth quarter and fiscal year 2020 and other matters on March 16, 2021 at 11:00AM Eastern Time. Participants can access the conference call by phone at (888) 506-0062 (toll free in US & Canada) or (862) 298-0702 (international) and use conference entry code 326514.  Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/40199

About The Eastern Company
The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to industrial markets, focusing on industries that offer long-term macroeconomic growth opportunities. The Company operates across two reporting segments – Engineered Solutions and Diversified Products -- from locations in the U.S., Canada, Mexico, U.K., Taiwan and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements
Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words "believes," "intends," "continues," "reflects," "plans," "anticipates," "expects," “recovering,” “opportunities” and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to, effects of the COVID-19 pandemic and the measures being taken to limit the spread and resurgence of COVID-19, including supply chain disruptions, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and risks associated with employees working remotely or operating with reduced workforce; the scope and duration of the COVID-19 pandemic, including the extent of resurgences and how quickly and to what extent normal economic activity can resume; the timing of the development and distribution of effective vaccines or treatment of COVID-19, changing customer preferences, lack of success of new products, loss of customers, cybersecurity breaches, changes in competition in our markets, and increased prices for raw materials resulting from tariffs on imported goods or otherwise. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
The non-GAAP financial measures we provide in this report should be viewed in addition to, and not as an alternative for, results prepared in accordance U.S. GAAP. A reconciliation of non-GAAP financial measures referenced in this release to the nearest GAAP results is provided with this release.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented adjusted earnings per share and adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income (loss), diluted earnings (loss) per common share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures. Adjusted earnings per share is defined as diluted earnings per share excluding, when they occur, the impacts of impairment losses, losses on sale of subsidiaries, transaction expenses, factory relocation expenses and restructuring costs. We believe that adjusted earnings per share provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis.

Adjusted EBITDA is defined as net income before interest expense, provision for (benefit from) income taxes, and depreciation and amortization; in addition to these adjustments, we exclude, when they occur, the impacts of impairment losses, losses on sale of subsidiaries, transaction expenses, factory relocation expenses and restructuring costs. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, including our business segments, to assess our performance relative to that of our competitors, and to establish operational goals and forecasts that are used in allocating resources.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts
The Eastern Company

August Vlak or John L. Sullivan III 203-729-2255

THE EASTERN COMPANY
Consolidated Statements of Income

	Year Ended
	January 2,	December 28,
	2021	2019
Net sales	$240,403,114	$251,742,619
Cost of products sold	(186,744,637)	(189,890,070)
Gross margin	53,658,477	61,852,549

Product development expense	(3,131,035)	(6,024,567)
Selling and administrative expenses	(35,439,858)	(35,719,188)
Goodwill impairment loss	(4,975,372)	—
Loss on disposition of subsidiary	(2,158,863)	—
Restructuring costs	(953,095)	(2,650,940)
Operating profit	7,000,254	17,457,854

Interest expense	(2,744,800)	(1,857,961)
Other income	1,770,158	606,078
Income before income taxes	6,025,612	16,205,971

Income taxes	620,090	2,939,829
Net income	$5,405,522	$13,266,142

Earnings per Share:
Basic	$0.87	$2.13

Diluted	$0.86	$2.12

THE EASTERN COMPANY
Consolidated Balance Sheet

	January 2,	December 28,
ASSETS	2021	2019
Current Assets
Cash and cash equivalents	$16,101,635	$17,996,505
Marketable securities	28,951	34,305
Accounts receivable, less allowances: 2020 - $545,000; 2019 - $556,000	37,749,129	37,941,900
Inventories:	53,112,393	54,599,266
Current portion of note receivable	398,414	—
Prepaid expenses and other assets	4,345,250	5,366,507
Total Current Assets	111,735,772	115,938,483

Property, Plant and Equipment	39,951,973	40,999,613

Other Assets
Goodwill	76,895,015	79,518,012
Trademarks	5,404,284	5,404,283
Patents, technology and other intangibles net of accumulated amortization	27,096,006	26,460,110
Long term note receivable, less current portion	1,677,277	—
Right of Use Assets	12,768,027	12,342,475
	123,840,609	123,724,880

TOTAL ASSETS	$275,528,354	$280,662,976

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$23,507,719	$19,960,507
Accrued compensation	3,675,223	3,815,186
Other accrued expenses	4,121,568	2,967,961
Current portion of lease liability	2,923,761	2,965,572
Current portion of long-term debt	6,437,689	5,187,689
Total Current Liabilities	40,665,960	34,896,915

Deferred income taxes	2,899,075	5,270,465
Other long-term liabilities	1,144,127	2,465,261
Lease liability	9,883,168	9,376,903
Long-term debt, less current portion	82,255,803	93,577,544
Accrued postretirement benefits	1,185,139	1,007,146
Accrued pension cost	33,188,623	28,631,485

Total Shareholders’ Equity	104,306,459	105,437,257
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$275,528,354	$280,662,976

Reconciliation of expenses from GAAP to Non-GAAP EPS calculation
For the Three and Twelve Months ended January 2, 2021 and December 28, 2019

	Three Months Ended				Twelve Months Ended
	January 2, 2021		December 28, 2019		January 2, 2021		December 28, 2019
Net Income as reported per
generally accepted accounting principles (GAAP)	$1,413,813		$4,972,327		$5,405,522		$13,266,142

Earnings Per Share as reported under generally accepted
accounting principles (GAAP):
Basic	0.23		0.80		0.87		2.13
Diluted	0.23		0.79		0.86		2.12

Adjustments for one-time expenses:
Goodwill impairment loss, net of tax	715,026	A	-		3,716,937	A	-
Loss on sale of Subsidiary, net of tax	1,619,147	I	-		1,619,147	I	-
Transaction expenses	95,849	E	515,919		299,531	E	1,699,862	G
Factory relocation, net of tax	299,600	C	-		475,244	C	-
Restructuring costs, net of tax	489,408	H	144,908	D,F	714,821	B,H	2,181,550	D,F
Total adjustments for one-time expenses	$3,219,030		$660,827		$6,825,680		$3,881,412

Adjusted Net Income (related to one time expenses);
(Non-GAAP)	$4,632,843		$5,633,154		$12,231,202		$17,147,554

Adjusted Earnings per share
(related to one time expenses); (Non-GAAP)
Basic	$0.74		$0.90		$1.96		$2.75
Diluted	$0.74		$0.90		$1.95		$2.73

A) Goodwill impairment
B) Cost incurred on disposition of Canadian Commercial Vehicles
C) Cost incurred on relocation of factory in Reynosa, Mexico
D) Cost incurred on the relocation of Composite Panels Technology
E) Cost incurred in the acquisition of Hallink RSB, Inc.
F) Costs incurred in the closure of Road IQ in Bellingham, WA
G) Costs incurred on the acquisition of Big 3 Precision
H) Costs incurred on announced reorganization of Eberhard Hardware Ltd
I) Loss on disposition of subsidiaries

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP financial measures including adjusted net income and  adjusted earnings per diluted share. Adjusted net income and adjusted earnings per diluted share exclude one time related expenses. These measures are not in accordance with GAAP.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business including our business segments, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Reconciliation of expenses from GAAP to Non-GAAP EBITDA calculation
For the Three and Twelve Months ended January 2, 2021 and December 28, 2019

	Three Months Ended				Twelve Months Ended
	January 2, 2021		December 28, 2019		January 2, 2021		December 28, 2019

Net Income/(loss) as reported per generally accepted accounting principles (GAAP)	$1,413,813		$4,972,327		$5,405,522		$13,266,142

Interest expense	663,517		883,425		2,744,800		1,857,961

Provision for/(benefit from) income taxes	(689,205)		404,796		620,090		2,939,829

Depreciation and amortization	2,333,286		2,647,402		8,477,512		6,454,881

Goodwill impairment loss	972,824	A	-		4,975,372	A	-

Loss on Sale of Subsidiary	2,158,863	I	-		2,158,863	I	-

Factory relocation	428,000	C	-		678,920	C	-

Restructuring costs	665,861	H	12,774	D, F	953,095	B,H	2,664,651	D, F

Transaction costs	95,849	E	515,919	G	299,531	E	1,699,862	G

Adjusted EBITDA	$8,042,808		$9,436,643		$26,313,705		$28,883,326

A) Goodwill impairment
B) Cost incurred on disposition of Canadian Commercial Vehicles
C) Cost incurred on relocation of factory in Reynosa, Mexico
D) Cost incurred on the relocation of Composite Panels Technology
E) Cost incurred in the acquisition of Hallink RSB, Inc.
F) Costs incurred in the closure of Road IQ in Bellingham, WA
G) Costs incurred in the acquisition of Big 3 Precision
H) Costs incurred on announced reorganization of Eberhard Hardware Ltd
I) Loss on disposition of subsidiaries

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP financial measures including adjusted net income and adjusted earnings per diluted share. Adjusted net income and adjusted earnings per diluted share exclude one time related expenses. These measures are not in accordance with GAAP.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business including our business segments, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.